Exhibit 4.4

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of April 1, 2014, is entered into by and among UEC ELECTRONICS, LLC, a South Carolina limited liability company (“UEC”), FAAC CORPORATION (“FAAC”), AROTECH CORPORATION (“Parent”), and FIFTH THIRD BANK (the “Lender”) under that certain Amended and Restated Credit Agreement dated as of March 31, 2014 (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”) by and among FAAC, such other Persons that from time to time become parties thereto as borrowers (with FAAC, collectively, the “Borrowers”), the Parent, and the Lender.  Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

In connection with the Credit Agreement, FAAC, Parent, Electric Fuel Battery Corporation, a Delaware corporation (“Electric Fuel”), and the Lender have entered into that certain Consent and Amendment of Collateral Documents dated as of March 31, 2014 (as the same may be amended or modified from time to time, the “Consent and Amendment”), pursuant to which FAAC, Parent, Electric Fuel, and the Lender have amended certain Security Documents previously provided by FAAC, Parent, and Electric Fuel to the Lender.

UEC, FAAC, Parent, Electric Fuel, and the Lender hereby agree as follows:

1.           UEC hereby acknowledges, agrees and confirms that, by its execution of this Agreement, UEC will be deemed to be a Borrower for all purposes of the Credit Agreement, the Revolving Note, the Term Loan A Note, the Term Loan B Note, and each of the other Loan Documents, and shall have all of the obligations of a Borrower and Loan Party thereunder as if it had executed the Credit Agreement, the Revolving Note, the Term Loan A Note, the Term Loan B Note, and each of the other Loan Documents to which a “Borrower” is a party.  UEC hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, the Revolving Note, the Term Loan A Note, the Term Loan B Note, and each of the other Loan Documents to which a “Borrower” is a party, including, without limitation, all of the covenants set forth in Sections 4 and 5 of the Credit Agreement.  UEC hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Credit Agreement and each of the other Loan Documents applicable to a “Borrower” or a “Loan Party” are true and correct as if such representations and warranties were made by UEC as the date hereof and UEC agrees that such representations and warranties contained in Section 3 of the Credit Agreement and each of the other Loan Documents applicable to a “Borrower” or a “Loan Party” shall be applicable to UEC as if UEC were a signatory to the Credit Agreement and such other Loan Documents as of the Closing Date.

2.           If required, UEC is, simultaneously with the execution of this Agreement, executing and delivering such Security Documents (and such other documents and instruments) as requested by the Lender in accordance with the Credit Agreement.

3.           The address of UEC for purposes of Section 9.8 of the Credit Agreement is as follows:

c/o FAAC Incorporated
1229 Oak Valley Drive
Ann Arbor, MI 48108
Fax: (734) 761-5368
E-mail: tpaup@arotechusa.com

4.           Each of the schedules to the Credit Agreement are hereby replaced and restated in their entirety by the applicable schedules set forth in Annex 1 to this Agreement.

5.           Schedule 3 to the Consent and Amendment is hereby replaced and restated in its entirety by the schedule set forth in Annex 2 to this Agreement.

6.           This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

7.           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

[Signature Page Follows]

IN WITNESS WHEREOF, UEC, FAAC, the Parent, and the Lender have executed this Agreement by their duly authorized officers as of the date first above written.

UEC ELECTRONICS, LLC

By:	/s/ Yaakov Har-Oz
Name:	Yaakov Har-Oz
Its:	Secretary

FIFTH THIRD BANK

By:	/s/ Thomas J. Randall
Name:	Thomas J. Randall
Its:	Vice President

FAAC INCORPORATED

By:	/s/ Thomas J. Paup
Name:	Thomas J. Paup
Its:	Treasurer

AROTECH CORPORATION

By:	/s/ Thomas J. Paup
Name:	Thomas J. Paup
Its:	Vice President – Finance and Chief Financial Officer

ELECTRIC FUEL BATTERY CORPORATION

By:	/s/ Thomas J. Paup
Name:	Thomas J. Paup
Its:	Treasurer

Signature Page
Joinder Agreement